UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Select Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 7, 2023, Complete Solaria, Inc. (the “Company”) entered into an executive employment agreement (the “Lundell Agreement”) with Chris Lundell to serve as Chief Executive Officer, effective immediately. Will Anderson ceased serving as Interim Chief Executive Officer of the Company as of such date.

Pursuant to the Lundell Agreement. Mr. Lundell will be entitled to a base salary of $450,000 per year, and he will be eligible for an annual bonus of 75% of his gross salary. Mr. Lundell is also expected to be granted an option to purchase 3,000,000 shares of the Company’s common stock. The Lundell Agreement also provides that if Mr. Lundell’s employment is terminated for any reason other than cause (as defined in the Lundell Agreement), death or disability, or if such officer resigns for good reason (as defined in the Lundell Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Lundell Agreement) and the separation is not on or within 12 months following a change of control, then subject to such officer executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Lundell earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to such officer of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to six months of Mr. Lundell then base salary plus a pro rata portion of Mr. Lundell bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if such officer timely and properly elects to continue group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of Mr. Lundell COBRA premium expenses until the earliest of (i) the six-month anniversary of the termination date; (ii) the date such officer is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which such officer becomes eligible to receive substantially similar coverage from another employer; and (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the six-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon a corporate transaction.

In addition, the Lundell Agreements provides that if Mr. Lundell employment is terminated for any reason other than cause (as defined in the Lundell Agreement), death or disability, or if such officer resigns for good reason (as defined in the Lundell Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Lundell Agreement) and the separation is on or within 12 months following a change of control, then subject to such officer executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Lundell earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to such officer of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to 12 months of Mr. Lundell then base salary plus a pro rata portion of Mr. Lundell bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if such officer timely and properly elects to continue group health care coverage under COBRA, payment of Mr. Lundell COBRA premium expenses until the earliest of (i) the 12-month anniversary of the termination date; (ii) the date such officer is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which such officer becomes eligible to receive substantially similar coverage from another employer; (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the 12-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon a corporate transaction; and (g) acceleration of 50% of Mr. Lundell remaining unvested outstanding stock options subject to time-based vesting.

Mr. Lundell is the Founder of CMO Grow, a marketing consultancy firm. Prior to that, he was the CMO at Vivint Solar, the President of the Americas at NEXThink, and CMO and COO at Domo. He holds an MBA from Brigham Young University.

No arrangement or understanding exists between Mr. Lundell and any other person pursuant to which Mr. Lundell was selected to serve as Chief Executive Officer of the Company. Other than the Lundell Agreement, there have been no related party transactions between the Company or any of its subsidiaries and Mr. Lundell reportable under Item 404(a) of Regulation S-K. Mr. Lundell has no family relationship with any of our directors or executive officers.

The foregoing description of the Lundell Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lundell Agreement, a copy of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: December 13, 2023

By:	/s/ Chris Lundell
Chris Lundell
Chief Executive Officer

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